UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2006

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-17072                  11-2844247
         --------                      -------                  ----------
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)

     100 Sweeneydale Avenue, Bay Shore, New York                  11706
     -------------------------------------------                  -----
      (Address of principal executive offices)                  (Zip Code)

                                 (631) 434-1300
              (Registrant's telephone number, including area code)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
                      (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement

     On June 30, 2005, and through October 6, 2005, Windswept Environmental Group, Inc. (the "Company") issued to Laurus Master Fund, Ltd. ("Laurus") the following aggregate of securities pursuant to four separate financings:

     a) a secured convertible term note in the principal amount of $7,350,000 (current principal amount $5,942,175), convertible in common stock of the Company ("Common Stock") at $.09 per share;

     b) an option to purchase 30,395,179 shares of Common Stock at an exercise price of $.0001 per share (the "Laurus Option"), of which a portion was exercised to purchase 1,500,000 shares; and

     c) a warrant to purchase 13,750,000 shares of Common Stock at an exercise price of $.10 per share (the "Laurus Warrant").

     On September 29, 2006, the Company and Laurus entered into a Omnibus Amendment (the "Omnibus Amendment") and amended and restated the secured convertible term note held by Laurus (the "Laurus Note"). The Omnibus Amendment and the Laurus Note improve for the Company certain terms of the original agreements between the parties and eliminate the authorized share deficiency that caused the necessity of applying derivative liability accounting, as described in Item 4.02 below. The transaction terms, which significantly reduce the shares issuable to Laurus, include:

     1) $4,000,000 of the remaining principal balance on the Laurus Note has become non-convertible.

     2) There are no longer cash penalties on cash payments on the Laurus Note.

     3) Six months (July through December 2006) of principal payments under the Laurus Note have been deferred to the maturity date.

     4) Future monthly payments on the Laurus Note have been reduced to $100,000, first applied to interest and then to principal.

     5) If at any time the Company has a cash and cash equivalents balance above $1,000,000, 50% of any cash received in excess of such amount by the Company will be used to pay down principal of the Laurus Note.

     6) The Laurus Note was extended for one year (through June 2009).

     7) The payment rate on the Laurus Note in the event of default was reduced to 110% of the principal amount from 120% of the principal amount.

     8) Full ratchet antidilution protection on the Laurus Note was eliminated.

     9) Liquidated damages in connection with the requirement for the Company to file a registration statement on behalf of Laurus were eliminated.


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     10) An option to purchase  11,145,000  shares of Common  Stock at a nominal exercise price was issued to Laurus on September 29, 2006 (the "New Laurus Option").

     11) The beneficial ownership cap on securities of the Company that may be beneficially owned by Laurus at any one time has been raised from 4.99% to 9.99%.

     12) Laurus agreed to transfer voting control of all securities of the Company either to the Company or to a third party.

     The Company believes that by virtue of the agreements above, the applicable derivative liability balances, as described in Item 4.02 below, will be credited to equity in its Form 10-Q for the three months ended September 30, 2006.

     Reference is made to the Omnibus Amendment, the Laurus Note and the New Laurus Option for full information as to these documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

     Reference is made to Item 1.01 for information with respect to the issuance by the Company to Laurus of the New Laurus Option. This private issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On September 29, 2006, the audit committee of the Company discussed the comments, written and oral, made by the staff of the Securities and Exchange (the "Staff") in relation to the Registration Statement on Form S-1 filed by the Company on October 3, 2005 and withdrawn on July 7, 2006, and in relation to the Forms 10-Q of the Company for each of the first three quarters of the fiscal year ended June 30, 2006. In this connection, the Staff indicated to the Company its conclusion that the Laurus Option and the Laurus Warrant were both required by Emerging Issues Task Force Consensus 00-19 ("EITF 00-19") to be classified as liabilities for all periods during which the number of potentially issuable shares exceeded the number of shares authorized. In the three Forms 10-Q filed for the fiscal year ended June 30, 2006, the Company had treated both the Laurus Option and the Laurus Warrant as equity instruments.

     During the course of determining the potential adjustments that would be required to the Company's financial statements under derivative accounting, the Company's accounting personnel discovered an error relating to accounting for stock-based compensation in that the Forms 10-Q as previously filed reflected the adoption of SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R") at the beginning of the third fiscal quarter, rather than at the beginning of the fiscal year as required by the standard. In addition, the Company's accounting personnel further discovered that the fair value of a stock option issued to the Company's chief executive officer on June 30, 2005 to purchase 15,469,964 shares had been inadvertently excluded from the pro-forma disclosures required by the predecessor standard, SFAS No. 123, and that the fair value of this option was $1,337,889, which, under SFAS No. 123R, would now be required to be reported in operations, rather than as a pro-forma disclosure.


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     As a result of the above,  on  September  29,  2006,  the  Company's  audit committee concluded that the financial statements included in the Company's quarterly reports on Form 10-Q/A-1 for the thirteen weeks ended September 27, 2005, and on Forms 10-Q for the quarterly periods ended December 27, 2005 and March 28, 2006, must be amended and restated to reflect:

               (i) the application of derivative accounting under Statement of Financial Accounting Standard No. 133 ("SFAS No. 133") and EITF 00-19. Such accounting requires both the recognition of the Laurus Option and the Laurus Warrant as embedded derivatives as well as their classification as liabilities, which liabilities must be marked-to-market in subsequent periods. The Laurus Option and the Laurus Warrant were both issued to Laurus on June 30, 2005, the second day of fiscal 2006.

               (ii) the adoption of SFAS No. 123R at the beginning of the fiscal year, and the inclusion in stock-based compensation, as determined and required by such standard, in operations.

     The Company expects the application of derivative accounting to significantly affect the results of operations previously reported, and further that the mark-to market requirement will result in sizable variations in reported other income and expense. For the first and second quarters, as restated, an estimated mark-to-market loss of approximately $21,000,000 and an estimated mark-to-market gain of approximately $22,000,000, respectively, are expected to result. For the third quarter, a mark to market loss of approximately $4,500,000 is expected. Also, the Company's balance sheets at September 27, 2005, December 27, 2005 and March 28, 2006 will reflect additional liabilities of approximately $27,000,000, $6,000,000 and $10,500,000, respectively, with equivalent decreases in stockholders' equity.

     The adoption of SFAS No. 123R will increase operating expenses in the first quarter and in the subsequent year-to-date periods by approximately $1,400,000. Total stockholders' equity will not be affected by this latter correction.

     For the year-to-date period ended March 28, 2006, the Company estimates the net increase in expenses will be approximately $6,100,000. Previously the Company reported net income of approximately $2,700,000, or $.08 per share; as restated the Company estimates it will report a net loss of approximately $3,400,000, or $.10 per share.

     No assurance can be given, however, that the final restatements will not differ materially from the foregoing.

     The Company does not believe that the errors were attributable to any material non-compliance by the Company with any financial reporting requirements under the federal securities laws. Recently, the area of accounting for embedded derivatives has evolved considerably and the Company's prior treatment of the Laurus Option and the Laurus Warrant represented one approach that previously had considerable acceptance in practice. The error with respect to SFAS No. 123R was determined to have been inadvertent.

     The Company's chief executive officer and, chief financial officer and principal accounting officer and members of the Company's audit committee have discussed the matters disclosed herein with the Company's independent auditor, Holtz Rubenstein Reminick LLP.


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Item 9.01    Exhibits

(d)  Exhibits

10.1    Omnibus Amendment, dated September 29, 2006, between the Company and
        Laurus.

10.2 Amended and Restated Secured Convertible Term Note, dated September 29, 2006, issued by the Company to Laurus.

10.3 Option, dated September 29, 2006, to purchase 11,145,000 shares of Common Stock issued by the Company to Laurus.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WINDSWEPT ENVIRONMENTAL GROUP, INC.



                                        By:  /s/ Arthur J. Wasserspring
                                             -------------------------------
                                             Arthur J. Wasserspring,
                                             Chief Financial Officer


Date:    October 5, 2006




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